Pursuant to Rule 424(b)(3)
Registration No. 333-173188

Prospectus Supplement to Prospectus dated August 21, 2012.

3,296,549 Shares

Common Stock

All of the shares of C&J Energy Services, Inc. common stock in this offering are being sold by the selling stockholder identified in this prospectus supplement. We will not receive any proceeds from the sale of shares of common stock being sold by the selling stockholder.

The common stock is listed on the New York Stock Exchange under the symbol “CJES.” The last reported sale price of the common stock on November 19, 2012 was $19.47 per share.

See “Risk Factors” on page S-5 of this prospectus supplement and “Risk Factors” on page 6 of the accompanying prospectus to read about factors you should consider before buying shares of common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Goldman, Sachs & Co. has agreed to purchase the common stock from the selling stockholder at a price of $18.11 per share, which will result in approximately $59.7 million of proceeds to the selling stockholder.

Goldman, Sachs & Co. may offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Goldman, Sachs & Co. expects to deliver the shares against payment in New York, New York on November 26, 2012.

Goldman, Sachs & Co.

Prospectus Supplement dated November 19, 2012.

Prospectus Supplement

You should read this prospectus supplement and the documents incorporated by reference carefully before you invest. Such documents contain important information you should consider when making your investment decision. See “Information Incorporated by Reference” on page S-17. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus supplement does not extend to you.

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus supplement to “the Company,” “C&J,” “we,” “our” or “us” are to C&J Energy Services, Inc. and its subsidiaries.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, provides more general information about us and our common stock. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, this prospectus supplement supersedes the conflicting information in the accompanying prospectus. You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. None of the Company, the selling stockholder or Goldman, Sachs & Co. has authorized anyone to provide information different from that contained in, incorporated or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus.

The information in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.

None of the Company, Goldman, Sachs & Co. or the selling stockholder is making an offer of these securities in any jurisdiction where the offer is not permitted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the documents and other information incorporated by reference herein includes certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions that convey the uncertainty of future events or outcomes, and the negative thereof, are intended to identify forward-looking statements. Forward-looking statements, which are not generally historical in nature, include those that express a belief, expectation or intention regarding our future activities, plans and goals and our current expectations with respect to, among other things:

•	our future revenues, income and operating performance;

•	our ability to sustain or improve our margins;

•	operating cash flows and availability of capital;

•	the timing and success of future acquisitions and other special projects;

•	future capital expenditures; and

•	our ability to finance equipment, working capital and capital expenditures.

Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following, as well as those factors described in the sections titled “Risk Factors” of our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, where applicable:

•	a sustained decrease in domestic spending by the oil and natural gas exploration and production industry;

•	a decline in or substantial volatility of crude oil and natural gas commodity prices;

•	delay in or failure of delivery of our new fracturing fleets or future orders of specialized equipment;

•	the loss of or interruption in operations of one or more key suppliers;

•	overcapacity and competition within our industry;

•	increased pressures on pricing due to competition and economic conditions;

•

the incurrence of significant costs and liabilities in the future resulting from our failure to comply, or our compliance with, new or existing environmental regulations or an accidental release of hazardous substances into the environment;

•	the loss of, or inability to attract new, key management personnel;

•	the loss of, or failure to pay amounts when due by, one or more significant customers;

•

unanticipated costs, delays, regulatory compliance requirements and other difficulties in executing our long-term growth strategy, including those related to expansion into new geographic regions and new business lines;

•	a shortage of qualified workers;

•	operating hazards inherent in our industry;

•	accidental damage to or malfunction of equipment;

•	an increase in interest rates;

•

the potential inability to comply with the financial and other covenants in our debt agreements as a result of reduced revenues and financial performance or our inability to raise sufficient funds through asset sales or equity issuances should we need to raise funds though such methods; and

•	the potential failure to establish and maintain effective internal controls over financial reporting.

Should one or more of these known material risks occur, or should the underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statement.

Readers are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

THE COMPANY

We are an independent provider of premium hydraulic fracturing, coiled tubing, pressure pumping, wireline and other complementary services with a focus on complex, technically demanding well completions. We also manufacture and repair equipment to fulfill our internal needs and for third-party companies in the energy services industry. We operate in what we believe to be some of the most geologically challenging and active basins and shale plays in the United States. We are in the process of acquiring additional hydraulic fracturing fleets and evaluating opportunities with existing and new customers to expand our operations into new areas throughout the United States with similarly demanding completion and stimulation requirements. For additional information about our business, operations and financial results, please read the documents listed under “Information Incorporated by Reference.”

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors described in the section titled “Risk Factors,” as well as those risks and other factors described in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements,” of our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, which are included or incorporated by reference herein, together with all of the other information included in the accompanying prospectus, this prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In such a case, the trading price of our securities could decline and you could lose some or all of your investment.

USE OF PROCEEDS

All of the shares of common stock offered hereby are being sold by the selling stockholder. We will not receive any proceeds from the sale of the shares of common stock in this offering.

THE SELLING STOCKHOLDER

Energy Spectrum Partners IV LP (“Energy Spectrum” or the “selling stockholder”) has agreed to sell 3,296,549 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The following table sets forth information as of November 19, 2012 regarding the beneficial ownership of our common stock by Energy Spectrum and the number of shares of our common stock offered by Energy Spectrum pursuant to this prospectus supplement and accompanying prospectus. We have prepared this table based on information given to us by, or on behalf of, Energy Spectrum on November 19, 2012. Please see the “Transactions with Related Persons” section of the proxy statement for our annual meeting of shareholders held on May 29, 2012, which is incorporated herein by reference, for a description of material relationships and transactions between us and the selling stockholder. James P. Benson is a member of our board of directors. He is also a principal of the selling stockholder and a managing director of Energy Spectrum Capital IV, LP, the general partner of the selling stockholder.

After completion of this offering, Energy Spectrum will no longer own any of our common shares.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (the “SEC”). In computing the number of shares beneficially owned by the selling stockholder and the percentage ownership of the selling stockholder, the number of common shares subject to options or warrants held by the selling stockholder that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. The selling stockholder has sole voting and investment power with respect to the shares set forth opposite its name.

Name of Beneficial Owner	Number of Shares Beneficially Owned Prior to the Offering		Number of Shares Being Offered	Number of Shares Beneficially Owned After the Offering
	Number	Percentage(2)		Number	Percentage(2)
Energy Spectrum Partners IV LP(1)	3,296,549	6.2%	3,296,549	—	—

(1)	The shares being offered for sale hereby are owned directly by Energy Spectrum Partners IV LP. The address of Energy Spectrum Partners IV LP is 5956 Sherry Lane, Suite 900, Dallas, TX 75225.
(2)	Percentage ownership is based on 52,850,235 shares of common stock outstanding as of October 31, 2012.

UNDERWRITING

We, our subsidiary C&J Spec-Rent Services, Inc. (“Spec-Rent”), the selling stockholder and Goldman, Sachs & Co. (the “underwriter”) have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase all of the 3,296,549 shares offered hereby.

The underwriter may receive from purchasers of the shares normal brokerage commissions in amounts agreed with such purchasers.

Our common stock is listed on the New York Stock Exchange under the symbol “CJES.”

The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.

In connection with the offering, the underwriter may purchase and sell shares of common stock in the open market. These transactions may include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. The underwriter will need to close out any short sale by purchasing shares in the open market. The underwriter is likely to create a short position if it is concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

Purchases to cover a short position, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our stock, and may maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Certain of our executive officers and our directors have agreed with the underwriter, subject to certain exceptions, including an exception for sales of common stock to satisfy tax withholding and other obligations in connection with the vesting of restricted stock and exercise of options issued under our employee benefit plans, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date that is 90 days after the date of this prospectus supplement, except with the prior written consent of the underwriter. This agreement does not apply to the issuance by us of stock or other awards pursuant to existing employee benefit plans.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of shares to the public in that Relevant Member, other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that all offers of the shares will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the shares. Accordingly, any person making or intending to make any offer within the European Economic Area of the shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus should only do so in circumstances in which no obligation arises for us or the underwriter to produce a prospectus for such offers. Neither we nor the underwriter has authorized, nor do we or they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriter with a view to the final placement of the shares as contemplated in this prospectus supplement.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The Company and the selling stockholder estimate that their share of the total expenses of the offering, excluding deemed underwriting discounts and commissions, will be approximately $300,000.

We and Spec-Rent have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act. The selling stockholder has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, relating to information provided by the selling stockholder.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR

NON-UNITED STATES HOLDERS

The following is a general discussion of certain U.S. federal income tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. As used in this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have authority to control all substantial decisions of the trust, or if it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

An individual may generally be treated as a resident of the United States in any calendar year for U.S. federal income tax purposes, by, among other ways, being present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For purposes of the 183-day calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Residents are taxed for U.S. federal income tax purposes as if they were U.S. citizens.

This summary is based upon provisions of the Code, and Treasury Regulations, administrative rulings and judicial decisions, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary is limited to non-U.S. holders who hold the common stock as capital assets (generally, property held for investment). This summary does not address all aspects of U.S. federal income taxation and does not deal with U.S. federal estate tax laws or foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation):

•	certain former U.S. citizens or residents;

•

shareholders that hold our common stock as part of a straddle, constructive sale transaction, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;

•	shareholders that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	shareholders that are partnerships or entities treated as partnerships for U.S. federal income tax purposes or other pass-through entities or owners thereof;

•	shareholders subject to the alternative minimum tax;

•	financial institutions;

•	insurance companies;

•	tax-exempt entities;

•	dealers in securities or foreign currencies; and

•	traders in securities that use a mark-to-market method of accounting for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holding our common stock, you should consult your tax advisor.

We have not and will not seek any rulings from the Internal Revenue Service, or the IRS, regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of shares of our common stock that are different from those discussed below.

Investors considering the purchase of common stock should consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under U.S. estate tax laws and under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

Distributions on Common Stock

We do not expect to pay any cash distributions on our common stock in the foreseeable future. However, in the event we do make such cash distributions, these distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If any such distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. Please read “—Gain on Disposition of Common Stock.” Dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. withholding tax at a 30% rate, or if an income tax treaty applies, a lower rate specified by the treaty. In order to receive a reduced treaty rate, a non-U.S. holder must provide to the withholding agent, either directly or through other intermediaries, the IRS Form W-8BEN (or applicable substitute or successor form) properly certifying eligibility for the reduced rate. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to the withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States and, if an income tax treaty so requires, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States, are taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (as defined under the Code). In that case, we will not have to withhold U.S. federal withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements (which may generally be met by providing an IRS Form W-8ECI). In addition, a “branch profits tax” may be imposed at a 30% rate, or a lower rate specified under an applicable income tax treaty, on dividends received by a foreign corporation that are effectively connected with its conduct of a trade or business in the United States.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States, in which case, the gain will be taxed on a net income basis at the rates and in the manner applicable to United States persons (as defined under the Code), and if the non-U.S. holder is a foreign corporation, the branch profits tax described above may also apply;

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and meets other requirements, in which case, the non-U.S. holder will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S. source capital losses; or

•

we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a USRPHC for U.S. federal income tax purposes. If we were to become a USRPHC and our common stock were considered to be “regularly traded on an established securities market” for U.S. federal income tax purposes, the tax relating to stock in a USRPHC generally would not apply to a non-U.S. holder whose actual and constructive stock holdings of our common stock constituted 5% or less of our common stock at all times during the applicable period described in the third bullet point above.

Information Reporting and Backup Withholding Tax

Dividends paid to you will generally be subject to information reporting and may be subject to U.S. backup withholding. You will be exempt from backup withholding if you properly provide a Form W-8BEN certifying under penalties of perjury that you are a non-U.S. holder or otherwise meet documentary evidence requirements for establishing that you are a non-U.S. holder, or you otherwise establish an exemption. Copies of the information returns reporting such dividends and the tax withheld with respect to such dividends also may be made available to the tax authorities in the country in which you reside.

The gross proceeds from the disposition of our common stock may be subject to information reporting and backup withholding. If you receive payments of the proceeds of a disposition of our common stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless you properly provide an IRS Form W-8BEN certifying under penalties of perjury that you are a non-U.S. person (and the payor does not have actual knowledge or reason to know that you are a United States person, as defined under the Code) or you otherwise establish an exemption. If you sell your common stock outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will generally apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your common stock through a non-U.S. office of a broker that has certain relationships with the United States unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met, or you otherwise establish an exemption.

Backup withholding is not an additional tax. You may obtain a refund or credit of any amounts withheld under the backup withholding rules that exceed your U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under legislation enacted in March 2010, the relevant withholding agent may be required to withhold 30% of any dividends paid with respect to our common stock and the proceeds of a sale or other disposition of our common stock paid to (i) a foreign financial institution (as specifically defined under those rules) unless such foreign financial institution agrees to verify, report and disclose its U.S. account holders and meets certain other requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other requirements. Although this legislation currently applies to payments made after December 31, 2012, the Treasury and the IRS have issued administrative guidance indicating that they plan to issue Treasury Regulations that will delay the effective date of the withholding regime so that withholding will only apply to dividend payments made after December 31, 2013 (or later, in certain circumstances) and disposition proceeds paid after December 31, 2016. Non-U.S. holders are encouraged to consult their own tax advisors regarding the possible implications of this legislation on an investment in our common stock.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE VIEWED AS TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL, ESTATE OR FOREIGN TAX LAWS AND TAX TREATIES.

LEGAL MATTERS

Certain legal matters related to the offering will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas and for Energy Spectrum by Jackson Walker L.L.P, Dallas, Texas. Certain legal matters in connection with the offering will be passed upon for Goldman, Sachs & Co. by Baker Botts L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of C&J Energy Services, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2011 have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report thereon and are incorporated in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

The consolidated financial statements of Casedhole Holdings, Inc. and subsidiary as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010 and 2009 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report thereon and are incorporated in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference room. Our filings are also available to the public free of charge at the SEC’s website at http://www.sec.gov. We maintain a website at www.cjenergy.com. On the Investor Relations page of that site, we provide access to our SEC filings free of charge as soon as reasonably practicable after filing with the SEC. The information on or available through our website is not incorporated by reference into this prospectus and you should not consider it a part of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “CJES.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 11 Wall Street, 5th Floor, New York, New York 10005.

We have filed a post-effective amendment to a registration statement on Form S-3 (Registration Number 333-173188) under the Securities Act with the SEC pursuant to which the shares of common stock are being offered by this prospectus supplement. Neither this prospectus supplement nor the accompanying prospectus contains all the information contained in the registration statement because certain parts of the registration statement are incorporated by reference in accordance with the rules and regulations of the SEC. See “Information Incorporated by Reference” on page S-17. The registration statement and the documents filed as exhibits to the registration statement are available for inspection and copying as described above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The documents we are incorporating by reference as of their respective dates of filing are as follows:

•	Our Annual Report on Form 10-K for the year ended December 31, 2011 as filed with the SEC on February 29, 2012;

•

Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012 as filed with the SEC on May 9, 2012, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 as filed with the SEC on August 9, 2012 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 as filed with the SEC on November 5, 2012;

•	Our Current Reports on Form 8-K as filed with the SEC on February 29, 2012, June 1, 2012, June 7, 2012, June 7, 2012, June 21, 2012, August 8, 2012 and October 31, 2012;

•

The description of our common stock contained in our registration statement on Form 8-A dated July 26, 2011 (File No. 001-35255), including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock; and

•	Our Definitive Proxy Statement on Schedule 14A as filed with the SEC on April 11, 2012.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

All documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but before the termination of the offering by this prospectus supplement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus has been delivered, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings by writing or telephoning us at:

C&J Energy Services, Inc.

10375 Richmond Avenue, Suite 1910

Houston, Texas 77042

(713) 260-9900

PROSPECTUS

C&J Energy Services, Inc.

30,207,694 shares

Common Stock

The selling stockholders are offering 30,207,694 shares of our common stock, which the selling stockholders acquired pursuant to private placements between us and the selling stockholders. All of these shares of common stock are being sold by the selling stockholders named in this prospectus, or their respective transferees, pledgees, donees or successors-in-interest. The selling stockholders will receive all proceeds from the sale of the shares of our common stock being offered in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders.

Our common stock is traded on the New York Stock Exchange under the symbol “CJES.” The closing price for our common stock on August 3, 2012, 2012 was $19.33 per share.

The selling stockholders may sell the shares of common stock being offered by them from time to time on the New York Stock Exchange, in market transactions, in negotiated transactions or otherwise, and at prices and terms that will be determined by the then prevailing market price for the shares of common stock or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

Investing in our common stock involves risk. Please read carefully the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Dated August 21, 2012.

You should rely only on the information contained in this prospectus and any prospectus supplement prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. The selling stockholders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

We have not taken any action to permit a public offering of the shares of common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares of common stock and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this prospectus, the selling stockholders may sell the shares of common stock described in this prospectus in one or more offerings. This prospectus may be supplemented from time to time to add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “C&J,” “we,” “our” or “us” are to C&J Energy Services, Inc. and its subsidiaries.

THE COMPANY

We are an independent provider of premium hydraulic fracturing, coiled tubing, pressure pumping, wireline and other complementary services with a focus on complex, technically-demanding well completions. We also manufacture and repair equipment to fulfill our internal needs as well as for third party companies in the energy services industry. We operate in what we believe to be some of the most geologically challenging and active basins and shale plays in the United States. We are in the process of acquiring additional hydraulic fracturing fleets and evaluating opportunities with existing and new customers to expand our operations into new areas throughout the United States with similarly demanding completion and stimulation requirements. For additional information about our business, operations and financial results, please read the documents listed under “Incorporation by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 001-35255). You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference room. Our filings are also available to the public at the SEC’s website at http://www.sec.gov. In addition, documents filed by us can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10002. We maintain a website at www.cjenergy.com. On the Investor Relations page of that site, we provide access to our SEC filings free of charge as soon as reasonably practicable after filing with the SEC. The information on our website is not incorporated by reference into this prospectus and you should not consider it a part of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “CJES.” Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 11 Wall Street, 5th Floor, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is an important part of this prospectus, and the information that we later file with the SEC will automatically update and supersede this information. The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012;

•	our Current Reports on Form 8-K filed on each of June 1, 2012, June 7, 2012, June 21, 2012 and August 8, 2012; and

•

the description of our common stock contained in our registration statement on Form 8-A dated July 26, 2011 (File No. 001-35255), including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus and the applicable prospectus supplement also will be deemed to be incorporated herein by reference. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit). Any statements made in incorporated documents will automatically update and supersede the information contained in this prospectus and the applicable prospectus supplement, and any statements made in this prospectus update and supersede the information contained in past SEC filings incorporated by reference into this prospectus and the applicable prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus has been delivered, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings by writing or telephoning us at:

C&J Energy Services, Inc.

10375 Richmond Avenue, Suite 1910

Houston, Texas 77042

(713) 260-9900

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and other information incorporated by reference herein includes certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions that convey the uncertainty of future events or outcomes, and the negative thereof, are intended to identify forward-looking statements. Forward-looking statements, which are not generally historical in nature, include those that express a belief, expectation or intention regarding our future activities, plans and goals and our current expectations with respect to, among other things:

•	our future revenues, income and operating performance;

•	our ability to sustain or improve our margins;

•	operating cash flows and availability of capital;

•	the timing and success of future acquisitions and other special projects; and

•	future capital expenditures.

For these statements we claim the protection of the safe harbor for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not assurances of future performance and actual results could differ materially from our historical experience and our present expectations or projections. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, expectations and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Our forward-looking statements involve significant risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, the following, as well as those factors described under “Item 1A. Risk Factors” of our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Qs where applicable:

•	a sustained decrease in domestic spending by the oil and natural gas exploration and production industry;

•	a decline in or substantial volatility of crude oil and natural gas commodity prices;

•	delay in or failure of delivery of our new fracturing fleets or future orders of specialized equipment;

•	the loss of or interruption in operations of one or more key suppliers;

•	overcapacity and competition in our industry;

•

the incurrence of significant costs and liabilities in the future resulting from our failure to comply, or our compliance with, new or existing environmental regulations or an accidental release of hazardous substances into the environment;

•	the loss of, or inability to attract new, key management personnel;

•	the loss of, or failure to pay amounts when due by, one or more significant customers;

•	unanticipated costs, delays and other difficulties in executing our long-term growth strategy;

•	a shortage of qualified workers;

•	operating hazards inherent in our industry;

•	accidental damage to or malfunction of equipment;

•	an increase in interest rates;

•

the potential inability to comply with the financial and other covenants in our debt agreements as a result of reduced revenues and financial performance or our inability to raise sufficient funds through asset sales or equity issuances should we need to raise funds though such methods; and

•	the potential failure to establish and maintain effective internal controls over financial reporting.

Should one or more of these known material risks occur, or should the underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statement.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors described under “Item IA. Risk Factors” of our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and those that may be included in the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

If any of these risks were to materialize, our business, results of operations, cash flows and financial condition could be materially adversely affected. In that case, our ability to pay interest on, or the principal of, any debt securities, may be reduced, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of such common stock.

SELLING STOCKHOLDERS

This prospectus covers the offering for resale of up to 30,207,694 shares of our common stock by the selling stockholders identified below. No offer or sale may occur unless this prospectus has been declared effective by the SEC, and remains effective at the time such selling stockholder offers or sells such common stock. We are required to update this prospectus to reflect material developments in our business, financial position and results of operations.

The selling stockholders listed below may from time to time offer and sell pursuant to this prospectus all of the common shares covered by this prospectus as indicated in the table below. The common shares being offered by the selling stockholders are outstanding and were originally issued in private placements of such shares which occurred prior to our initial public offering in 2011.

Unless otherwise indicated, the shares beneficially owned prior to the offering and the information included in the footnotes to the table below are as of February 29, 2012, the date of the last post-effective amendment to the registration statement of which this prospectus forms a part, and is based on information provided to us by the selling stockholders as of such date. The percentages of the selling stockholder’s beneficial ownership of our common stock prior to the offering are based on the total number of shares of our common stock outstanding as of August 3, 2012, when there were 52,757,157 shares of common stock outstanding (including 747,479 shares of restricted stock granted to our employees and non-employee directors under the C&J Energy Services, Inc. 2012 Long-Term Incentive Plan (the “2012 LTIP”), none of which have vested). Unless set forth below, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our affiliates. The information presented below is based solely on our review of information provided to us by the selling stockholders.

	Shares Beneficially Owned Prior to the Offering		Shares That May be Offered Hereby	Shares Beneficially Owned After the Offering(2)
Selling Stockholder:	Number	Percentage(1)	Number	Number	Percentage(1)
2006 Co-Investment Portfolio, L.P. (3)(4)	1,205,735	2.3	1,205,735	0	*
Adage Capital Partners L.P. (3)(5)	50,000	*	50,000	0	*
Ardsley Partners Institutional Fund, L.P. (3)(6)	154,000	*	154,000	0	*
Ardsley Partners Fund II, L.P. (3)(7)	196,000	*	196,000	0	*
Austin I, LLC (3)(8)	500,000	*	500,000	0	*
Binker of 5th Avenue LLC (3)(9)	3,000	*	3,000	0	*
Black Marlin Investments, LLC (3)(10)	250,000	*	250,000	0	*
Bryson, Phillip (3)(11)	70,000	*	70,000	0	*
Calm Waters Partnership (3)(12)	1,400,000	2.7	1,400,000	0	*
Commonwealth Global Share Fund (3)(13)	58,000	*	58,000	0	*
Dell’Isola, Paul (3)(14)	7,500	*	7,500	0	*
Deutsche Bank Securities Inc. (3)(15)	1,932,500	3.7	1,932,500	0	*
Dow Employees’ Pension Plan (3)(16)	88,000	*	88,000	0	*
Emerson, J. Steven (3)(17)	40,000	*	40,000	0	*
Energy Spectrum Partners IV LP(18)	3,296,549	6.2	3,296,549	0	*
Fidelity Advisor Series I: Fidelity Advisor Balanced Fund (3)(19)	18,600	*	18,600	0	*
Fidelity Advisor Series I: Fidelity Advisor Value Strategies Fund (3)(20)	386,786	*	386,786	0	*

	Shares Beneficially Owned Prior to the Offering		Shares That May be Offered Hereby	Shares Beneficially Owned After the Offering(2)
Selling Stockholder:	Number	Percentage(1)	Number	Number	Percentage(1)
Fidelity Devonshire Trust: Fidelity Series All-Sector Equity Fund (3)(21)	319,800	*	319,800	0	*
Fidelity Puritan Trust: Fidelity Balanced Fund (3)(22)	374,800	*	374,800	0	*
Formula Growth Fund (3)(23)	100,000	*	100,000	0	*
Geosphere Directional Master Fund, Ltd. (3)(24)	147,216	*	147,216	0	*
Geosphere Master Fund, Ltd. (3)(25)	445,184	*	445,184	0	*
Goff Family Investments, LP (3)(26)	20,000	*	20,000	0	*
Goff, John C. (3)(27)	165,000	*	165,000	0	*
Hartford Small Company HLS Fund (3)(28)	154,000	*	154,000	0	*
Highline A Master Fund, LLC (3)(29)	57,210	*	57,210	0	*
Highline Capital International, Ltd. (3)(30)	616,710	1.2	616,710	0	*
Highline Capital Partners, L.P. (3)(31)	46,330	*	46,330	0	*
Highline Capital Partners QP, LP (3)(32)	285,750	*	285,750	0	*
J. Steven Emerson IRA R/O II (3)(33)	175,000	*	175,000	0	*
J. Steven Emerson ROTH IRA (3)(34)	215,000	*	215,000	0	*
Kulik Partners LP (3)(35)	15,000	*	15,000	0	*
Likewise Family Financial (3)(36)	3,000	*	3,000	0	*
LKCM Investment Partnership, L.P. (3)(37)	100,000	*	100,000	0	*
LKCM Investment Partnership II, L.P. (3)(38)	4,800	*	4,800	0	*
LKCM Long-Short Master Fund, L.P. (3)(39)	4,000	*	4,000	0	*
LKCM Micro-Cap Partnership, L.P. (3)(40)	3,000	*	3,000	0	*
LKCM Private Discipline Master Fund, SPC (3) (41)	113,200	*	113,200	0	*
Lockheed Martin Corporation Master Retirement Trust (3)(42)	144,500	*	144,500	0	*
Mulholland Fund LP (3)(43)	25,000	*	25,000	0	*
Northwestern Mutual Capital Strategic Equity Fund II, L.P. (3)(44)	137,942	*	137,942	0	*
Oregon Public Employees Retirement Fund (3)(45)	212,000	*	212,000	0	*
Radian Group Inc. (3)(46)	42,000	*	42,000	0	*
Reiss Capital Management LLC (3)(47)	25,000	*	25,000	0	*
Simmons, Christopher (3)(48)	131,250	*	131,250	0	*
Steelhead Navigator Master, L.P. (3)(49)	1,500,000	2.8	1,500,000	0	*
StepStone Capital Partners II Cayman Holdings, L.P. (3)(50)	766,165	1.5	766,165	0	*
StepStone Capital Partners II Onshore, L.P. (3)(51)	611,445	1.2	611,445	0	*
Steven Roth (3)(52)	5,500	*	5,500	0	*
Talvest Global Small Cap Fund (3)(53)	5,200	*	5,200	0	*
The Hartford Small Company Fund (3)(54)	78,000	*	78,000	0	*
The Northwestern Mutual Life Insurance Company (3)(55)	944,888	1.8	944,888	0	*
The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account (3)(56)	87,770	*	87,770	0	*

	Shares Beneficially Owned Prior to the Offering		Shares That May be Offered Hereby	Shares Beneficially Owned After the Offering(2)
Selling Stockholder:	Number	Percentage(1)	Number	Number	Percentage(1)
Thom, Brian David (3)(57)	5,000	*	5,000	0	*
Union Carbide Employees’ Pension Plan (58)	36,000	*	36,000	0	*
Vantagepoint Discovery Fund (3)(59)	94,000	*	94,000	0	*
Variable Insurance Products Fund II: Contrafund Portfolio (3)(60)	482,300	*	482,300	0	*
Variable Insurance Products Fund III: Value Strategies Portfolio (3)(61)	113,214	*	113,214	0	*
Vermeer Investments, LLC (3)(62)	250,000	*	250,000	0	*
Wellington Management Portfolios (Dublin) plc — Global Smaller Companies Equity Portfolio (3)(63)	48,500	*	48,500	0	*
Euram International Inc. (3)(64)	3,000	*	3,000	0	*
Belmont, Francis E. (3)(65)	3,000	*	3,000	0	*
Adar Investment Fund LTD (3)(66)	222,936	*	222,936	0	*
Blackwell Partners, LLC (3)(67)	355,000	*	355,000	0	*
Clinton Magnolia Master Fund Ltd. (3)(68)	152,500	*	152,500	0	*
FondsvoorGemeneRekeningBeroepsvervoer (3)(69)	132,500	*	132,500	0	*
Highmark Ltd Seg Acct US EQ1 (3)(70)	132,917	*	132,917	0	*
LMA SPC-MAP 77 Segregated Portfolio (3)(71)	111,832	*	111,832	0	*
Passport Energy Fund SPC Ltd for and on behalf of Portfolio A — Energy Strategy(72)	440,000	*	440,000	0	*
Passport Global Fund SPC Ltd for and on behalf of Portfolio A — Global Strategy(73)	1,345,000	2.5	1,345,000	0	*
Passport Special Opportunities Master Fund, LP (74)	890,000	1.7	890,000	0	*
PM Manager Fund, SPC- Segregated Portfolio (3)(75)	225,232	*	225,232	0	*
Scopia International Limited (3)(76)	318,215	*	318,215	0	*
Scopia PX International Limited (3)(77)	1,361,705	2.6	1,361,705	0	*
Scopia PX, LLC (3)(78)	670,306	1.3	670,306	0	*
CCA Event Driven Master Fund (3)(79)	737,500	1.4	737,500	0	*
Windermere JUP FD US FOC Pool (3)(80)	16,857	*	16,857	0	*
Josh E. Comstock Annuity Trust (81)	966,000	1.8	966,000	0	*
Rebecca A. Comstock Annuity Trust (82)	966,000	1.8	966,000	0	*
Josh E. Comstock (83)	3,391,000	6.4	1,309,000	2,082,000	3.9
Randall Charles McMullen Jr. 2011 GRAT (84)	50,000	*	50,000	0	*
Tracy Alice McMullen 2011 GRAT (85)	50,000	*	50,000	0	*
Randall C. McMullen, Jr. (86)	232,456	*	215,000	17,456	*
Brett Barrier (87)	9,100	*	9,100	0	*
John D. Foret (88)	211,900	*	210,000	1,900	*
Mike Forgacs (89)	1,400	*	1,400	0	*

	Shares Beneficially Owned Prior to the Offering		Shares That May be Offered Hereby	Shares Beneficially Owned After the Offering(2)
Selling Stockholder:	Number	Percentage(1)	Number	Number	Percentage(1)
Aaron Larson (90)	52,500	*	52,500	0	*
James D. Moore (91)	63,000	*	63,000	0	*
Brian Patton (92)	5,250	*	5,250	0	*
Brandon D. Simmons (93)	178,500	*	178,500	0	*
Michael J. Thorn (94)	52,500	*	52,500	0	*
Todd Wendland (95)	2,100	*	2,100	0	*
Joseph Patrick Winstead (96)	35,000	*	35,000	0	*
JRC Investments, LLC (97)	150,000	*	150,000	0	*

Total	32,302,400	61.2	30,201,044	2,101,356	4.0

*	Represents less than 1% of outstanding stock.
(1)	For each individual, this percentage is based on total shares outstanding of 52,757,157 (including 747,479 shares of restricted stock granted to our employees and non-employee directors under the 2012 LTIP, none of which have vested) at August 3, 2012 and based on the number of shares owned at August 3, 2012 by the named person assuming no other person exercises options, with the exception of the amounts reported in filings on Schedule 13G, which amounts are based on holdings as of December 31, 2011, or as otherwise disclosed in such filings, and except for the amounts of selling shareholders to which footnote (3) applies.
(2)	Assumes that the selling stockholder disposes of all the shares of common stock covered by this Prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling stockholder will sell all or any portion of the shares covered by this Prospectus.
(3)	Based on information provided to us by the selling stockholders and as of the date the same was provided to us, assuming that the selling stockholders sell all the shares beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares other than those appearing in the column entitled “Shares Beneficially Owned After the Offering.” We cannot advise as to whether the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below. Information about the selling stockholders may change over time.
(4)	StepStone Co-Investment Funds GP, LLC, which is a wholly owned subsidiary of StepStone Group LLC, is the general partner of 2006 Co-Investment Portfolio, L.P. StepStone Group LLC is the investment advisor to 2006 Co-Investment Portfolio; L.P. Darren Friedman is a Partner of StepStone Group LLC. StepStone Co-Investment Funds GP, LLC, StepStone Group LLC, and Mr. Friedman each may be deemed beneficial owners, with shared voting and dispositive power of the shares owned by 2006 Co-Investment Portfolio, L.P.
(5)	Robert Atchison and Phillip Gross, as Managing Directors of Adage Capital Partners GP, LLC, and Adage Capital Partners GP, LLC, as general partner of Adage Capital Partners, L.P., have voting and investment power over the shares owned by Adage Capital Partners, L.P.
(6)	Philip J. Hemp leman, as general partner of Ardsley Partners Institutional Fund, L.P., has voting and investment power over the shares owned by Ardsley Partners Institutional Fund, L.P.
(7)	Philip J. Hemp leman, as general partner of Ardsley Partners Fund II, L.P., has voting and investment power over the shares owned by Ardsley Partners Fund II, L.P.
(8)	Each of Glenn R. Fuhrman and John C. Phelan is a manager of Austin I LLC and may be deemed to have or share voting and/or dispositive power over, and beneficially own, the common shares owned by Austin I LLC. Michael S. Dell may be deemed to beneficially own securities owned by Austin I LLC. Each of Mr. Dell, Mr. Fuhrman and Mr. Phelan disclaim beneficial ownership of such common shares, except to the extent of the pecuniary interest of such person in such shares.
(9)	Michael Salzhauer, as manager of Binker of 5th Avenue LLC, has voting and investment power over the shares owned by Binker of 5th Avenue LLC.

(10)	John C. Phelan is the sole manager of Black Marlin Investments, LLC and may be deemed to have voting and dispositive power over, and/or beneficially own, the common shares held by Black Marlin Investments, LLC. Mr. Phelan disclaims beneficial ownership of such common shares, except to the extent of his pecuniary interest therein.
(11)	Phillip Bryson has sole voting and investment power.
(12)	Richard S. Strong, as managing partner of Calm Waters Partnership, has voting and investment power over the shares owned by Calm Waters Partnership.
(13)	Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(14)	Mr. Dell’Isola, as Senior Managing Director and Co-Head of Capital Markets, is an associated person of FBR Capital Markets, Inc., a broker-dealer registered under Section 15 of the Exchange Act. Mr. Dell’Isola has represented to us that he is not acting as an underwriter in this offering, he purchased the units he is offering under this Prospectus in the ordinary course of business, and at the time of such purchase, he had no agreement or understanding, directly or indirectly, with any person to distribute the securities. Mr. Dell’Isola has sole voting and investment power over his shares.
(15)	Deutsche Bank Securities Inc. is a registered broker-dealer and, accordingly, may be deemed to be an underwriter. The shares of common stock held by Deutsche Bank Securities Inc. were acquired in the ordinary course of its investment business and not for the purpose of resale or distribution. Deutsche Bank Securities Inc. has not participated in the distribution of the shares on behalf of the issuer. Deutsche Bank AG, of which Deutsche Bank Securities Inc. is an indirect, wholly owned subsidiary, is a widely held company. Scott Martin, Charles Lanktree, Ray Costa, Nick Pappas and MikelCurreri, as managing directors, may be deemed to share voting and investment power over the shares owned by Deutsche Bank Securities Inc.
(16)	Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(17)	J. Steven Emerson has sole voting and investment power.
(18)	As reported on Schedule 13G as of December 31, 2011 and filed with the SEC on January 30, 2012. James P. Benton, as managing partner of Energy Spectrum Partners IV LP, has voting and investment power over the shares owned by Energy Spectrum Partners IV LP.
(19)	Fidelity Advisor Series 1: Fidelity Advisor Balanced Fund is an investment company registered under Section 8 of the Investment Company Act of 1940 (the “Fund”) advised by Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Fund each has sole power to dispose of the securities owned by the Fund. Ford O’Neil, Robert Stansky, John Avery, Matthew Friedman, Adam Hetnarski, Steven Kaye, Robert Lee, John Roth, Douglas Simmons, Pierre Sorel and Nathan Strik, employees of Fidelity, are the current portfolio managers for the Fund and have investment discretion with respect to the Fund’s assets.
Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting shares owned directly by the Fund, which power resides with the Fund’s Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund’s Boards of Trustees.

The Fund is an affiliate of a broker-dealer registered under Section 15 of the Exchange Act. The Fund has represented to us that it is not acting as an underwriter in this offering, it purchased the units it is offering under this Prospectus in the ordinary course of business, and at the time of such purchase, it had no agreement or understanding, directly or indirectly, with any person to distribute the securities.
(20)	Fidelity Advisor Series 1: Fidelity Value Advisor Strategies Fund is an investment company registered under Section 8 of the Investment Company Act of 1940 (the “Fund”) advised by Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Fund each has sole power to dispose of the securities owned by the Fund. Thomas Soviero, an employee of Fidelity, is the current portfolio manager for the Fund and has investment discretion with respect to the Fund’s assets.
Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting shares owned directly by the Fund, which power resides with the Fund’s Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund’s Boards of Trustees.

The Fund is an affiliate of a broker-dealer registered under Section 15 of the Exchange Act. The Fund has represented to us that it is not acting as an underwriter in this offering, it purchased the units it is offering under this Prospectus in the ordinary course of business, and at the time of such purchase, it had no agreement or understanding, directly or indirectly, with any person to distribute the securities.

(21)	Fidelity Devonshire Trust: Fidelity Series All-Sector Equity Fund is an investment company registered under Section 8 of the Investment Company Act of 1940 (the “Fund”) advised by Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Fund each has sole power to dispose of the securities owned by the Fund. John Avery, Matthew Friedman, Adam Hetnarski, Steven Kaye, Robert Lee, Peter Saperstone, Douglas Simmons, Pierre Sorel, Robert Stansky and Nathan Strik, employees of Fidelity, are the current portfolio managers for the Fund and have investment discretion with respect to the Fund’s assets.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting shares owned directly by the Fund, which power resides with the Fund’s Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund’s Boards of Trustees.

The Fund is an affiliate of a broker-dealer registered under Section 15 of the Exchange Act. The Fund has represented to us that it is not acting as an underwriter in this offering, it purchased the units it is offering under this Prospectus in the ordinary course of business, and at the time of such purchase, it had no agreement or understanding, directly or indirectly, with any person to distribute the securities.

(22)	Fidelity Puritan Trust: Fidelity Balanced Fund is an investment company registered under Section 8 of the Investment Company Act of 1940 (the “Fund”) advised by Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Fund each has sole power to dispose of the securities owned by the Fund. John Avery, George Fischer, Matthew Friedman, Adam Hetnarski, Steven Kaye, Robert Lee, Peter Saperstone, Douglas Simmons, Pierre Sorel, Robert Stansky, Nathan Strik, employees of Fidelity, are the current portfolio managers for the Fund and have investment discretion with respect to the Fund’s assets

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting shares owned directly by the Fund, which power resides with the Fund’s Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund’s Boards of Trustees.

The Fund is an affiliate of a broker-dealer registered under Section 15 of the Exchange Act. The Fund has represented to us that it is not acting as an underwriter in this offering, it purchased the units it is offering under this Prospectus in the ordinary course of business, and at the time of such purchase, it had no agreement or understanding, directly or indirectly, with any person to distribute the securities.

(23)	Michael Gentile, Randy Kelly and Tony Staples, as portfolio managers of Formula Growth Fund, share voting and investment power over the shares owned by Formula Growth Fund.
(24)	Arvind Sanger, as managing member of Geosphere Capital Management, LLC and Geosphere Capital Management, LLC, as investment manager to Geosphere Directional Master Fund, Ltd., have voting and investment power over the shares owned by Geosphere Directional Master Fund, Ltd.
(25)	Arvind Sanger, as managing member of Geosphere Capital Management, LLC and Geosphere Capital Management, LLC, as investment manager to Geosphere Master Fund, Ltd., having voting and investment power over the shares owned by Geosphere Master Fund, Ltd.
(26)	John Goff, as principal to Goff Family Investments, LP, has voting and investment power over the shares owned by Goff Family Investments, LP.
(27)	John C. Goff has sole voting and investment power.
(28)	Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(29)	Jacob Doft, as portfolio manager to Highline A Master Fund LLC, has voting and investment power over the shares owned by Highline A Master Fund LLC.
(30)	Jacob Doft, as portfolio manager to Highline Capital International, Ltd., has voting and investment power over the shares owned by Highline Capital International, Ltd.
(31)	Jacob Doft, as portfolio manager to Highline Capital Partners, L.P., has voting and investment power over the shares owned by Highline Capital Partners, L.P.
(32)	Jacob Doft, as portfolio manager to Highline Capital Partners QP, LP, has voting and investment power over the shares owned by Highline Capital Partners QP, LP.
(33)	J. Steven Emerson, as sole beneficiary of a self-directed IRA, has sole voting and investment power over the shares owned by J. Steven Emerson IRA R/O II.
(34)	J. Steven Emerson, as sole beneficiary of a self-directed IRA, has sole voting and investment power over the shares owned by J. Steven Emerson ROTH IRA.

(35)	John Goff, as principal of Kulik Partners LP, has voting and investment power over the shares owned by Kulik Partners LP.
(36)	Michael Salzhauer, as the President of Likewise Family Financial Inc., has voting and investment power over the shares owned by Likewise Family Financial Inc.
(37)	J. Luther King, Jr., as the President of LKCM Investment Partnership GP, LLC, which is the general partner of LKCM Investment Partnership, L.P., has voting and investment power of the shares owned by LKCM Investment Partnership, L.P.
(38)	J. Luther King, Jr., as the President of LKCM Investment Partnership GP, LLC, which is the general partner of LKCM Investment Partnership II, L.P., has voting and investment power of the shares owned by LKCM Investment Partnership II, L.P.
(39)	J. Luther King, Jr., and J. Bryan King, as the controlling members of LKCM Capital Group, LLC, which is the sole member of LKCM Alternative Management, LLC, which is the general partner of LKCM Long-Short Management, L.P., which is the managing general partner of LKCM Long-Short Master Fund, L.P., share voting and investment power over the shares owned by LKCM Long-Short Master Fund, L.P.
(40)	J. Luther King, Jr., and J. Bryan King, as the controlling members of LKCM Capital Group, LLC, which is the sole member of LKCM Alternative Management, LLC, which is the general partner of LKCM Micro-Cap Management, L.P., which is the general partner of LKCM Micro-Cap Partnership, L.P., share voting and investment power over the shares owned by LKCM Micro-Cap Partnership, L.P.
(41)	J. Luther King, Jr., and J. Bryan King, as the controlling members of LKCM Capital Group, LLC, which is the sole member of LKCM Alternative Management, LLC, which is the general partner of LKCM Private Discipline Management, L.P., which is the holder of the management shares of LKCM Private Discipline Master Fund, SPC, share voting and investment power over the shares owned by LKCM Private Discipline Master Fund, SPC.
(42)	Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(43)	Thomas J. Laird, as managing partner of Mulholland Capital Mgmt, which is the general partner of Mulholland Fund LP, has voting and investment power over the shares owned by Mulholland Fund LP.
(44)	Northwestern Mutual Capital Strategic Equity Fund II, L.P. is an affiliate of each of (i) Northwestern Mutual Investment Services, LLC, (ii) Russell Implementation Services, Inc. and (iii) Russell Financial Services, Inc., each of which is broker dealer registered under Section 15 of the Exchange Act. Northwestern Mutual Capital Strategic Equity Fund II, L.P. has represented to us that it is not acting as an underwriter in this offering, it purchased the units it is offering under this Prospectus in the ordinary course of business, and at the time of such purchase, it had no agreement or understanding, directly or indirectly, with any persons to distribute securities. Northwestern Mutual Capital, LLC (“NMC”) is the investment adviser to Northwestern Mutual Capital Strategic Equity Fund II, L.P. with respect to the Registrable Shares. Jerome R. Baier is a portfolio manager for NMC and manages the portfolio that holds the Registrable Shares and therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. However, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934 (the “Act”), the immediately preceding sentence shall not be construed as an admission that Mr. Baier is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by the statement.
(45)	Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(46)	Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(47)	Richard Reiss Jr., as managing member of Reiss Capital Management LLC, has voting and investment power over the shares owned by Reiss Capital Management LLC.
(48)	Mr. Simmons has sole voting and investment power over his shares.

(49)	Greg Stevenson, as President of Steelhead Partners, LLC and J. Michael Johnston and Brian Klein, as Members of Steelhead Partners, LLC, which is the sole beneficial owner of the general partner of Steelhead Navigator Master, L.P., share voting and investment power over the shares owned by Steelhead Navigator Master, L.P. Each of Steelhead Partners, LLC, Mr. Johnston, Mr. Klein and Mr. Stevenson expressly disclaims beneficial ownership in these securities, except to the extent of their respective pecuniary interests therein. Each individual has the sole power to act on behalf of Steelhead Partners, LLC.
(50)	StepStone Co-Investment Funds GP, LLC, which is a wholly owned subsidiary of StepStone Group LLC, is the general partner of StepStone Capital Partners II Cayman Holdings, L.P. StepStone Group LLC is the investment advisor to StepStone Capital Partners II Cayman Holdings, L.P. Darren Friedman is a Partner of StepStone Group LLC. StepStoneCo-Investment Funds GP, LLC, StepStone Group LLC, and Mr. Friedman each may be deemed beneficial owners, with shared voting and dispositive power of the shares owned by StepStone Capital Partners II Cayman Holdings, L.P.
(51)	StepStone Co-Investment Funds GP, LLC, which is a wholly owned subsidiary of StepStone Group LLC, is the general partner of StepStone Capital Partners II Onshore, L.P. StepStone Group LLC is the investment advisor to StepStone Capital Partners II Onshore, L.P. Darren Friedman is a Partner of StepStone Group LLC. StepStone Co-Investment Funds GP, LLC, StepStone Group LLC, and Mr. Friedman each may be deemed beneficial owners, with shared voting and dispositive power of the shares owned by StepStone Capital Partners II Onshore, L.P.
(52)	Michael Salzhauer, as attorney in fact for Steven Roth, has voting and investment power over the shares owned by Steven Roth.
(53)	Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(54)	Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(55)	The Northwestern Mutual Life Insurance Company is an affiliate of each of (i) Northwestern Mutual Investment Services, LLC, (ii) Russell Implementation Services, Inc. and (iii) Russell Financial Services, Inc., each of which is a broker dealer registered under Section 15 of the Exchange Act. The Northwestern Mutual Life Insurance Company has represented to us that it is not acting as an underwriter in this offering, it purchased the units it is offering under this Prospectus in the ordinary course of business, and at the time of such purchase, it had no agreement or understanding, directly or indirectly, with any persons to distribute securities. Northwestern Mutual Capital, LLC (“NMC”), a wholly owned company of The Northwestern Mutual Life Insurance Company, is the investment adviser to The Northwestern Mutual Life Insurance Company with respect to the Registrable Shares. Jerome R. Baier is a portfolio manager for NMC and manages the portfolio which holds the Registrable Shares and therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. However, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934 (the “Act”), the immediately preceding sentence shall not be construed as an admission that Mr. Baier is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by the statement.
(56)	The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account is an affiliate of each of (i) Northwestern Mutual Investment Services, LLC, (ii) Russell Implementation Services, Inc. and (iii) Russell Financial Services, Inc., each of which is a broker dealer registered under Section 15 of the Exchange Act. The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account has represented to us that it is not acting as an underwriter in this offering, it purchased the units it is offering under this Prospectus in the ordinary course of business, and at the time of such purchase, it had no agreement or understanding, directly or indirectly, with any persons to distribute securities. Northwestern Mutual Capital, LLC (“NMC”), a wholly owned company of The Northwestern Mutual Life Insurance Company, is the investment adviser to The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account with respect to the Registrable Shares. Jerome R. Baier is a portfolio manager for NMC and manages the portfolio which holds the Registrable

Shares and therefore may be deemed to be an indirect beneficial owner with shared voting power/investment power with respect to such securities. However, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934 (the “Act”), the immediately preceding sentence shall not be construed as an admission that Mr. Baier is, for the purposes of Section 13(d) or 13(g) of the Act, the beneficial owner of any securities covered by the statement.
(57)	Brian David Thom is an affiliate of FBR Investment Bank, which is a broker dealer registered under Section 15 of the Exchange Act. Mr. Thom has represented to us that he is not acting as an underwriter in this offering, he purchased the units he is offering under this Prospectus in the ordinary course of business, and at the time of such purchase, he had no agreement or understanding, directly or indirectly, with any persons to distribute securities. Mr. Thom has sole voting and investment power over his shares.
(58)	Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(59)	Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(60)	Variable Insurance Products Fund II: Contrafund Portfolio is an investment company registered under Section 8 of the Investment Company Act of 1940 (the “Fund”) advised by Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Fund each has sole power to dispose of the securities owned by the Fund. Robert Stansky, John Avery, Matthew Friedman, Adam Hetnarski, Steven Kaye, Robert Lee, Peter Saperstone, Douglas Simmons, Pierre Sorel and Nathan Strik, employees of Fidelity, are the current portfolio managers for the Fund and have investment discretion with respect to the Fund’s assets.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting shares owned directly by the Fund, which power resides with the Fund’s Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund’s Boards of Trustees.

The Fund is an affiliate of a broker-dealer registered under Section 15 of the Exchange Act. The Fund has represented to us that it is not acting as an underwriter in this offering, it purchased the units it is offering under this Prospectus in the ordinary course of business, and at the time of such purchase, it had no agreement or understanding, directly or indirectly, with any person to distribute the securities.

(61)	Variable Insurance Products Fund III: Value Strategies Portfolio is an investment company registered under Section 8 of the Investment Company Act of 1940 (the “Fund”) advised by Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Fund each has sole power to dispose of the securities owned by the Fund. Thomas Soviero, an employee of Fidelity, is the current portfolio manager for the Fund and has investment discretion with respect to the Fund’s assets.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting shares owned directly by the Fund, which power resides with the Fund’s Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund’s Boards of Trustees

The Fund is an affiliate of a broker-dealer registered under Section 15 of the Exchange Act. The Fund has represented to us that it is not acting as an underwriter in this offering, it purchased the units it is offering under this Prospectus in the ordinary course of business, and at the time of such purchase, it had no agreement or understanding, directly or indirectly, with any person to distribute the securities.

(62)	Glenn R. Fuhrman is the sole manager of Vermeer Investments, LLC and may be deemed to have voting and dispositive power over, and/or beneficially own, the common shares held by Vermeer Investments, LLC. Mr. Fuhrman disclaims beneficial ownership of such common shares, except to the extent of his pecuniary interest therein.
(63)	Wellington Management Portfolios (Dublin) PLC-Global Smaller Companies Equity Portfolio may be deemed to be an affiliate of Wellington Management Advisers, Inc., which is a broker dealer registered under Section 15 of the Exchange Act. Wellington Management Portfolios (Dublin) PLC-Global Smaller Companies Equity Portfolio has represented to us that it is not acting as an underwriter in this offering, it purchased the units it is offering under this Prospectus in the ordinary course of business, and at the time of such purchase, it had no agreement or understanding, directly or indirectly, with any persons to distribute securities. Wellington Management Company, LLP (“Wellington”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficial ownership over the shares held by its client accounts.
(64)	Grace M. Lovret, as the Treasurer/Director of Euram International Inc., has voting and investment power of the shares owned by Euram International Inc.
(65)	Grace M. Lovret, as the P.O.A. of Frances E. Belmont, has voting and investment power of the shares owned by Mr. Belmont.
(66)	Yehuda Blinder, as manager and beneficial owner of ADAR Investment Management LLC, the investment manager of ADAR Investment Fund LTD, has voting and investment power over the shares owned by ADAR Investment Fund LTD.
(67)	As reported on Schedule 13G as of December 31, 2011 and filed with the SEC on February 15, 2012. Passport Capital LLC, or Passport, is the investment manager to Blackwell and John H. Burbank III, or Mr. Burbank is, the managing member of Passport. As a result, each of Passport and Mr. Burbank may be considered to share voting and dispositive power of the 355,000 shares beneficially owned by Blackwell.
(68)	By virtue of an investment management agreement with Clinton Magnolia Master Fund Ltd., Clinton Group Inc. has the power vote or direct the voting, and to dispose or direct the disposition, of all shares beneficially owned by Clinton Magnolia Master Fund. By virtue of his direct and indirect control of Clinton Group Inc. and Clinton Magnolia Master Fund, George Hall is deemed to have shared voting power and shared dispositive power with respect to all shares as to which Clinton Group Inc. and Clinton Magnolia Master Fund have voting or dispositive power.
(69)	Wellington Management Company, LLP or Wellington, is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington, in such capacity, may be deemed to share beneficially ownership over the shares held by client accounts.
(70)	Scopia Management, Inc. is the investment manager of Highmark Ltd Seg Acct US EQ1, and in such capacity may be deemed to have shared voting and dispositive power over the shares owned by Highmark Ltd Seg Acct US EQ1. Matthew Sirovich, Jeremy Mindich, Tajar Varghese and Joseph Yin are the beneficial owners of Scopia Management, Inc., and in such capacity may be deemed to have shared voting and dispositive power over the shares owned by Highmark Ltd Seg Acct US EQ1.

(71)	Yehuda Blinder, as manager and beneficial owner of ADAR Investment Management LLC, the investment manager of LMA SPC-MAP 77 Segregated Portfolio, has voting and investment power over the shares owned by LMA SPC-MAP 77 Segregated Portfolio.
(72)	As reported on Schedule 13G as of December 31, 2011 and filed with the SEC on February 15, 2012. Passport Capital LLC, or Passport, is the investment manager to Energy, and John H. Burbank III, or Mr. Burbank, is the managing member of Passport. As a result, each of Passport and Mr. Burbank may be considered to share voting and dispositive power of the 440,000 shares beneficially owned by Energy.
(73)	As reported on Schedule 13G as of December 31, 2011 and filed with the SEC on February 15, 2012. Passport Capital LLC, or Passport, is the investment manager to Global, and John H. Burbank III, or Mr. Burbank, is the managing member of Passport. As a result, each of Passport and Mr. Burbank may be considered to share voting and dispositive power of the 1,345,000 shares beneficially owned by Global.
(74)	As reported on Schedule 13G as of December 31, 2011 and filed with the SEC on February 15, 2012. Passport Capital LLC, or Passport, is the investment manager to Special Opportunities and Passport Plus, LLC, or Plus. Plus serves as the general partner to Special Opportunities. John H. Burbank III, or Mr. Burbank, is the managing member of Passport. As a result, each of Passport, Plus and Mr. Burbank may be considered to share voting and dispositive power of the 890,000 shares beneficially owned by Special Opportunities.
(75)	Yehuda Blinder, as manager and beneficial owner of ADAR Investment Management LLC, the investment manager of PM Manager Fund, SPC-Segregated Portfolio 21, has voting and investment power over the shares owned by PM Manager Fund, SPC-Segregated Portfolio 21.
(76)	Scopia Management, Inc. is the investment manager of Scopia International Limited, and in such capacity may be deemed to have shared voting and dispositive power over the shares owned by Scopia International Limited. Matthew Sirovich, Jeremy Mindich, Tajar Varghese and Joseph Yin are the beneficial owners of Scopia Management, Inc., and in such capacity may be deemed to have shared voting and dispositive power over the shares owned by Scopia International Limited.
(77)	Scopia Management, Inc. is the investment manager of Scopia PX International Limited, and in such capacity may be deemed to have shared voting and dispositive power over the shares owned by Scopia PX International Limited. Matthew Sirovich, Jeremy Mindich, Tajar Varghese and Joseph Yin are the beneficial owners of Scopia Management, Inc., and in such capacity may be deemed to have shared voting and dispositive power over the shares owned by Scopia PX International Limited.
(78)	Scopia Management, Inc. is the investment manager of Scopia PX, LLC, and in such capacity may be deemed to have shared voting and dispositive power over the shares owned by Scopia PX, LLC. Matthew Sirovich, Jeremy Mindich, Tajar Varghese and Joseph Yin are the beneficial owners of Scopia Management, Inc., and in such capacity may be deemed to have shared voting and dispositive power over the shares owned by Scopia PX, LLC.
(79)	CCA Event Driven Master Fund LLC is an affiliate of Citigroup Global Markets Inc., which is a broker-dealer registered under Section 15 of the Exchange Act. CCA Event Drive Master Fund LLC has represented to us that it is not acting as an underwriter in this offering, it purchased the units it is offering under this Prospectus in the ordinary course of business, and at the time of purchase, it had no agreement or understanding, directly or indirectly, with any person to distribute the securities. Derrick Queen, Mukesh Patel and Rajeev Narang, as portfolio managers of CCA Event Driven Master Fund LLC, may be deemed to share voting and investment power over the shares owned by CCA Event Driven Master Fund LLC.
(80)	Scopia Management, Inc. is the investment manager of Windermere JUP FD US FOC Pool, and in such capacity may be deemed to have shared voting and dispositive power over the shares owned by Windermere JUP FD US FOC Pool. Matthew Sirovich, Jeremy Mindich, Tajar Varghese and Joseph Yin are the beneficial owners of Scopia Management, Inc., and in such capacity may be deemed to have shared voting and dispositive power over the shares owned by JUP FD US FOC Pool.
(81)	Joshua E. Comstock, as the sole trustee of the Josh E. Comstock Annuity Trust, has voting and investment power over the shares owned by the Josh E. Comstock Annuity Trust.
(82)	Joshua E. Comstock, as a co-trustee of the Rebecca A. Comstock Annuity Trust, has shared voting and investment power over the shares owned by the Rebecca A. Comstock Annuity Trust.

(83)	Mr. Comstock has voting and investment power over his shares.
(84)	Randall C. McMullen, Jr., as sole trustee of the Randall Charles McMullen, Jr. 2011 GRAT, has voting and investment power over the shares owned by the Randall Charles McMullen, Jr. 2011 GRAT.
(85)	Randall C. McMullen, Jr., as sole trustee of the Tracy Alice McMullen 2011 GRAT, has voting and investment power over the shares owned by the Tracy Alice McMullen 2011 GRAT.
(86)	Mr. McMullen has voting and investment power over his shares.
(87)	Mr. Barrier has voting and investment power over his shares.
(88)	Mr. Foret has voting and investment power over his shares.
(89)	Mr. Forgacs has voting and investment power over his shares.
(90)	Mr. Larson has voting and investment power over his shares.
(91)	Mr. Moore has voting and investment power over his shares.
(92)	Mr. Patton has voting and investment power over his shares.
(93)	Mr. Simmons has voting and investment power over his shares.
(94)	Mr. Thorn has voting and investment power over his shares.
(95)	Mr. Wendland has voting and investment power over his shares.
(96)	Mr. Winstead has voting and investment power over his shares.
(97)	Joshua E. Comstock, as the sole member of JRC Investments, LLC, is deemed to have sole voting and investment power over the shares owned by JRC Investments, LLC.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of C&J Energy Services, Inc. as of August 3, 2012 consisted of 100,000,000 shares of common stock, $0.01 par value per share, of which 52,757,157 shares are issued and outstanding (including 747,479 shares of restricted stock granted to our employees and non-employee directors under the 2012 LTIP, none of which have vested), and 20,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding. Additionally, as of August 3, 2012, 6,717,585 shares of our common stock were issuable upon exercise of currently outstanding options, 3,357,053 of which were immediately exercisable, and an aggregate of approximately 3,543,256 shares of common stock were reserved and available for future issuance under our 2012 LTIP, respectively. Currently, none of our common stock is subject to any warrants to purchase nor are there any outstanding securities convertible into our common stock.

The following summary of the capital stock, the certificate of incorporation and the bylaws of C&J Energy Services, Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation and bylaws, which are available from us upon request. These documents have also been filed with the SEC. Please read “Incorporation by Reference.”

Common Stock

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, will have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware. Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our Board of Directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Our certificate of incorporation authorizes our Board of Directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock covering up to an aggregate of 20,000,000 shares. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the Board of Directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Some provisions of Delaware law, and our certificate of incorporation and our bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaws. Among other things, our certificate of incorporation and/or bylaws:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, a stockholder’s notice must be delivered to our secretary at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us; provided, further, however, that in the event there was no proceeding year’s annual meeting, notice by the stockholder must be so delivered not later than the 10th day following the day on which public announcement of the date of such meeting is first made by us. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•

provide our Board of Directors the ability to authorize undesignated preferred stock. This ability makes it possible for our Board to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may be changed only by resolution of the Board of Directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

•	provide that directors may be removed only for cause and only by the affirmative vote of holders of at least 80% of the voting power of our then outstanding common stock;

•	provide our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by the Board of Directors, the chief executive officer or the chairman of the Board; and

•	provide that our bylaws can be amended or repealed at any regular or special meeting of stockholders or by the Board of Directors.

Section 203 of the DGCL. We are governed by the “Business Combination” provisions of Section 203 of the DGCL. Section 203 prohibits a person who acquires more than 15% but less than 85% of all classes of our outstanding voting stock without the approval of our Board from thereafter merging or combining with us for a period of three years, unless such merger or combination is approved by both a two-thirds vote of the shares not owned by such person and our Board. These provisions would apply even if the proposed merger or acquisition could be considered beneficial by some stockholders.

Limitation of Liability and Indemnification Matters

Our certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our certificate of incorporation and bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and executive officers and expect to enter into indemnification agreements with each of our future directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our certificate of incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Corporate Opportunity

Our certificate of incorporation provides that, to the fullest extent permitted by applicable law, we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be from time to time presented to Citigroup Capital Partners II Employee Master Fund, L.P., certain private funds advised or managed by StepStone Group LLC, Energy Spectrum Partners IV LP or their affiliates or any of their respective officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries (other than us and our subsidiaries) or business opportunities that such parties participate in or desire to participate in, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such person shall be liable to us for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such person pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us unless, in the case of any such person who is our director or officer, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as our director or officer.

Amended and Restated Stockholders’ Agreement

In December 2010, our equity sponsors, we and certain of our other stockholders entered into an Amended and Restated Stockholders’ Agreement, which was amended on May 12, 2011 and July 14, 2011 (as amended, the “Amended and Restated Stockholders’ Agreement”). The following members of our management are a party to the Amended and Restated Stockholders’ Agreement: Joshua E. Comstock, Randall C. McMullen, Jr., Brandon D. Simmons, William D. Driver, Bretton W. Barrier and J.P. “Pat” Winstead. The Amended and Restated Stockholders’ Agreement amends and restates the 2006 Shareholders’ Agreement. The Amended and Restated Stockholders’ Agreement, along with its amendment, has been filed with the SEC. Please read “Incorporation by Reference.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC acts as the transfer agent and registrar for our common stock.

Listing; Public Market

Shares of our common stock are listed on the New York Stock Exchange under the ticker symbol “CJES.” The development and maintenance of a public market for our common stock, having the desirable characteristics of depth, liquidity and orderliness, depends on the existence of willing buyers and sellers, the presence of which is not within our control or that of any market maker. The number of active buyers and sellers of shares of our common stock at any particular time may be limited, which may have an adverse effect on the price at which shares of our common stock can be sold.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares or interests in the shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of common stock from time to time at the prevailing market price or in privately negotiated transactions.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of our shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell shares short and deliver these securities to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated. The maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than eight percent for the sale of any shares or interests therein being registered pursuant to SEC Rule 415.

The broker-dealers or agents that participate in the sale of the shares or interests therein and the selling stockholders who are affiliates of broker-dealers may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We know of no existing arrangements between any of the selling stockholders and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares, nor can we presently estimate the amount, if any, of such compensation. Please read “Selling Stockholders” for description of any material relationship that a stockholder has with us and the description of such relationship.

In order to comply with the securities laws of some states, if applicable, the shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless the shares have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this Prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the Prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

LEGAL

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of C&J Energy Services, Inc. as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2011 have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report thereon and are incorporated in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

The consolidated financial statements of Casedhole Holdings, Inc. and subsidiary as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010 and 2009 have been audited by Hein & Associates LLP, an independent registered public accounting firm, and are incorporated in reliance upon such report given on the authority of that firm as experts in accounting and auditing.

3,296,549 Shares

C&J Energy Services, Inc.

Common Stock

Goldman, Sachs & Co.